EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to use of our report dated February 18, 2000 with respect to the Omega Research, Inc. and subsidiaries consolidated financial statements included in this amendment no. 1 to registration statement on Form S-4 and to all references to our Firm included in or made a part of amendment no. 1 to this registration statement.

/s/ Arthur Andersen LLP
--------------------------------
Arthur Andersen LLP

Miami, Florida,
 June 2, 2000.